UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, First United Corporation (the “Corporation”) amended its Change in Control Severance Agreements (each, an “Agreement”) with certain executive officers, including William B. Grant, the Corporation’s Chairman and Chief Executive Officer, and Carissa L. Rodeheaver, the Corporation’s President and Chief Financial Officer. The amendments are evidenced by a First Amendment to Agreement under the First United Corporation Change in Control Severance Plan (each, an “Amendment”) and relate to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Each Amendment amends Sections 3(c) and 3(h) of the underlying Agreement to clarify that the Corporation’s obligation to pay benefits to a participant upon a qualifying termination of employment following a Change in Control (as defined in the Change in Control Severance Plan) is conditioned on the participant’s execution, delivery and non-revocation of a release of claims no later than 60 days after the date on which the termination of employment occurs (the “Severance Date”). Prior to the adoption of the Amendments, the Agreements did not clearly state the date by which a participant was required to execute and deliver an unrevoked release of claims. In addition, Ms. Rodeheaver’s Amendment also amends Section 4(c) of her Agreement to clarify that in the event the Corporation determines that the amount of her benefits must be reduced so as not to trigger an excise tax under Section 4999 of the Code, the reduced amount will be paid on the 60th day following her Severance Date. Prior to the adoption of the Amendment, Ms. Rodeheaver’s Agreement stated that the reduced amount would be paid on the later of the Severance Date or the 10th day following the date on which a reduction determination is made, but it did not clearly state that such payment date would never be later than the 60th day following the Severance Date.

In U.S. Department of the Treasury (“Treasury”) and Internal Revenue Service (the “IRS”) Notice 2010-6 and Notice 2010-80, Treasury and the IRS provided guidance to the effect that the IRS may view ambiguities in agreements relating to the payment of nonqualified deferred compensation as violating Section 409A of the Code. The IRS has given taxpayers until December 31, 2012 to make correcting amendments thereto, and the Corporation adopted the Amendments in response to this guidance to ensure that no such ambiguities exist.

Although the Amendments became effective upon adoption, the Corporation is currently prohibited by law from paying any benefits to Mr. Grant or Ms. Rodeheaver under their Agreements because of its 2009 participation in Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “CPP”). If and when Treasury disposes of its entire CPP investment in the Corporation’s preferred stock, the Corporation will regain its ability to pay the severance benefits contemplated by the Agreements, as amended.

The foregoing summary of the Amendments is qualified in its entirety by the terms thereof, copies of which will be filed as exhibits to the Corporation’s Annual Report on Form 10-K for the year ending December 31, 2012 as required by Item 601(b)(10) of the Securities and Exchange Commission’s Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 28, 2012	By:	/s/ William B. Grant
William B. Grant, Chairman and Chief Executive Officer

3